Independence Resources PLC

Articles of association

(Adopted by a special resolution dated 30 March 2011 and amended by special resolution dated 3 November 2012)

Trowers & Hamlins LLP

3 Bunhill Row

London

EC1Y 8YZ

t +44 (0)20 7423 8000

f +44 (0)20 7423 8001

www.trowers.com

Contents		Page

1	Table A and Model Articles not to apply	6
2	Interpretation	6
3	Limited liability	9
4	Allotment	9
5	Redeemable shares	9
6	Commission and brokerage	9
7	Recognition of rights of renunciation	9
8	Trusts not to be recognised	10
9	Share warrants	10
10	Manner of variation of rights	10
11	Deemed variation	11
12	Consolidation, cancellation and sub-division	11
13	Fractions	12
14	Purchase of own shares	13
15	Reduction of capital	13
16	General	13
17	Replacement certificates	14
18	Uncertificated Shares	14
19	Right to make calls	16
20	Time of call	16
21	Liability for the call	16
22	Payment by instalments	16
23	Interest on calls	16
24	Rights of Member when call unpaid	16
25	Sums due on allotment to be treated as calls	17
26	Power to differentiate	17
27	Payment in advance of calls	17
28	Delegation of power to make calls	17
29	Notice of failure to pay a call	17
30	Surrender	18
31	Forfeiture for non-compliance	18
32	Notice after forfeiture	18
33	Forfeiture may be annulled	18
34	Disposal of forfeited shares	18
35	Holder to remain liable despite forfeiture	19
36	Extinction of claims	19
37	Evidence of forfeiture	19

38	Liens on partly-paid shares	20
39	Enforcement of lien by sale	20
40	Application of proceeds of sale	20
41	Form of transfer	20
42	Right to refuse registration	21
43	Retention of transfer	21
44	No fee on registration	22
45	Other powers in relation to transfers	22
46	Destruction of documents	22
47	Persons entitled on death	23
48	Election by persons entitled by transmission	23
49	Rights on transmission	23
50	Power of sale	24
51	Application of proceeds of sale	25
52	Convening of general meetings	25
53	Notice of general meetings	25
54	Contents of notice	26
55	Omission to send notice	26
56	Special business	26
57	Quorum	26
58	If quorum not present	27
59	Chairman	27
60	Accommodation of Members at general meeting	27
61	Power to adjourn	28
62	Notice of adjourned general meeting	28
63	Business of adjourned general meeting	28
64	Director may attend and speak	28
65	Amendment to resolutions	28
66	Method of voting	29
67	Votes of Members	29
68	Restriction on voting rights for unpaid calls etc	30
69	Procedure on poll	30
70	Failure to disclose interest in shares	31
71	Objection to error in voting	32
72	Chairman’s declaration conclusive on a show of hands	32
73	Voting by proxy	33
74	Form of proxy	33
75	Deposit of proxy	34

76	More than one proxy may be appointed	34
77	Board may supply proxy cards	34
78	Revocation of proxy	35
79	Corporations acting by representatives	35
80	Number of Directors	35
81	Share qualification	35
82	Power of the Company to appoint Directors	35
83	Power of Board to appoint Directors	36
84	Appointment of Executive Directors	36
85	Eligibility of new Directors	36
86	No multiple appointment	36
87	Vacation of office by a Director	36
88	Resolution as to vacancy conclusive	37
89	Removal by ordinary resolution	37
90	Retirement by rotation	37
91	Directors subject to retirement by rotation	37
92	Position of retiring Director	38
93	Deemed re-appointment	38
94	Appointment	38
95	Participation at Board meetings	38
96	Alternate Director responsible for own acts	38
97	Interests of alternate Director	39
98	Revocation of appointment	39
99	Director’s fees	39
100	Additional remuneration	39
101	Expenses	40
102	Remuneration of executive Directors	40
103	Pensions etc	40
104	Authorisation of Directors' interests	41
105	Directors may have interests	42
106	Disclosure of interests to the Board	42
107	Interested Director not to vote or count for quorum	43
108	Director’s interest in own appointment	43
109	Chairman’s ruling conclusive on Director’s interests	44
110	Directors’ resolution conclusive on chairman’s interest	44
111	Company may ratify	44
112	Definition	44
113	Regulation of Board meetings	44

114	Notice of Board meetings	44
115	Quorum	45
116	Chairman of the Board	45
117	Voting	45
118	Participation by telephone	45
119	Resolution in writing	45
120	Proceedings of committees	46
121	Minutes of proceedings	46
122	Validity of proceedings	46
123	Exercise by the Board of voting powers	46
124	Powers of Directors being less than minimum number	46
125	General	47
126	Powers of executive Directors	47
127	Board may exercise borrowing powers	47
128	Delegation to committees	47
129	Local management	48
130	Power of attorney	48
131	Branch register	48
132	Signatures on cheques etc	48
133	The Secretary	48
134	Application of the Seal	49
135	Deed without sealing	49
136	Authentication of documents	49
137	Reserves	50
138	Declaration of dividends	50
139	Currency of dividends	50
140	Interim dividends	50
141	Entitlement to dividends	50
142	Dividends not to bear interest	51
143	Restriction for liens	51
144	Persons entitled by transmission	51
145	Waivers	51
146	Calls or debts may be deducted from dividends	51
147	Distribution in specie	51
148	Uncashed dividends	52
149	Unclaimed dividends	52
150	Method of payment	52
151	Dividends by way of ordinary shares	53

152	Capitalisation of reserves	55
153	Record dates	56
154	Accounting records	56
155	Inspection of records	56
156	Accounts to be sent to members	56
157	Summary financial statements	56
158	Auditors	57
159	Notices to be in writing	57
160	Service of notices	57
161	Non entitlement to notice	58
162	Evidence of service	59
163	Joint holders	59
164	Notice in the case of death, bankruptcy or mental disorder	59
165	Suspension of postal services	59
166	Notice by advertisement	59
167	Notice binding on transferees	60
168	Division of assets	60
169	Transfer or sale under s.110 Insolvency Act 1986	60
170	Right to indemnity	60
171	Power to insure	61
172	Defence costs	61
173	Provision for employees on cessation of business	61

Registered number: 01759068

Public company limited by shares

Articles of association

of

Independence Resources PLC

(Adopted by a special resolution dated 30 March 2011 and amended by a special resolution dated 3 November 2012)

1	Table A and Model Articles not to apply

No regulations for the management of a company set out in any schedule to any statute concerning companies or contained in any regulations or instrument made pursuant to a statute shall apply to the Company, but the following shall be the Articles of Association of the Company.

2	Interpretation

In these Articles:

2.1	unless the context otherwise requires, the following definitions shall apply:

Act means the Companies Act 2006, as amended and for the time being in force and where the context requires every other statute for the time being in force concerning bodies corporate and affecting the Company;

Address includes a number or address used for the purposes of sending or receiving electronic communications (and shall further include, in the case of any Uncertificated Proxy Instructions permitted pursuant to Article 74 an identification number of a participant in the Relevant System concerned);

Articles means these Articles of Association as altered or varied from time to time (and Article means one of these Articles);

Auditors means the auditors for the time being of the Company or, in the case of joint auditors, any of them;

Board means the board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

Certificated Share means a security which is recorded in the relevant register of securities as being held in certificated form;

clear days means (in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given and the day for which it is given on or which it is to take effect;

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Company means Senetek PLC, a company registered in England and Wales with company number 01759068 whose registered office is at Sceptre Court, 40 Tower Hill, London EC3N 4DX;

Deferred Share means deferred shares of £0.01 nominal value each in the capital of the Company with the rights as per Article 67.4;[1]

Director means a director for the time being of the Company;

Electronic signature means anything in electronic form which the Directors require to be attached to or otherwise associated with an electronic communication for the purpose of ensuring the authenticity or integrity of the communication;

Insolvent means in respect of an individual:

(a)	he is deemed unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986 (IA 1986);

(b)	an application for an interim order is made under Section 253 of IA 1986 in respect of that individual;

(c)	a bankruptcy order is made against that individual;

(d)	a receiver of manager, fixed charge receiver or any other type of receiver, manager, interim manager, or interim trustee is appointed over the whole or any part of his assets;

(e)	he proposes any scheme of arrangement, compromise, composition or other form of arrangement with any of his creditors (whether or not approved or sanctioned);

(f)	any distress or execution is levied on any of his assets; or

(g)	he becomes subject to any proceedings analogous to those in sub-paragraphs (a) to (f) inclusive in any jurisdiction outside of England and Wales;

Member means the person whose name is entered in the Register as the holder of any share or, where the context permits, the persons whose names are entered in the Register as joint holders of that share (but, to the extent that these Articles would otherwise conflict with the Statutes, not including the Company in respect of shares held as treasury shares);

Month means a calendar month;

Ordinary Share means an ordinary share of the Company;

Paid Up means paid up or credited as paid up;

Participating Security means a share, class of share, renounceable right of allotment of a share or other security, title to units of which is permitted to be transferred by means of a Relevant System in accordance with the Uncertificated Securities Regulations;

1 Inserted by special resolution dated 3 November 2012.

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Recognised Clearing House means a recognised clearing house within the meaning of the Financial Services and Markets Act 2000 acting in relation to a recognised investment exchange (as defined in the Financial Services and Markets Act 2000);

Register means the register of Members of the Company;

Registered Office means the registered office for the time being of the Company;

Relevant System means a computer-based system and procedures, as defined in the Uncertificated Securities Regulations, which enables title to units of a security to be evidenced and transferred without a written instrument;

Seal means any common seal of the Company or any official seal kept by the Company by virtue of the Act;

Secretary means the secretary for the time being of the Company or any other person appointed to perform any of the duties of the secretary including (subject to the provisions of the Act) a joint, temporary, deputy or assistant secretary;

Statutes means the Act and every other act of Parliament for the time being in force concerning companies and affecting the Company;

Stock Exchange means The London Stock Exchange plc, including for this purpose the Alternative Investment Market, or any other principal stock exchange in the United Kingdom for the time being;

Uncertificated Securities Regulations means the Uncertificated Securities Regulations 2001 including any modification thereof or any regulation in substitution therefor and for the time being in force;

Uncertificated Share means a security which is recorded on the relevant register of securities as being held in uncertificated form and title to which may be transferred by means of a Relevant System;

United Kingdom means Great Britain and Northern Ireland;

United Kingdom Listing Authority means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

Writing or Written means includes printing, typing, lithography, photography and any other mode or modes of representing or reproducing words in a legible and non-transitory form whether in electronic form or otherwise;

Year means a calendar year.

2.2	The expressions debenture and debenture holder shall respectively include debenture stock and debenture stockholder.

2.3	Unless the context otherwise requires:

2.4	words denoting the singular shall include the plural and vice versa;

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2.5	words importing the masculine shall include the feminine;

2.6	a reference to a person includes a body corporate and an unincorporated body of persons.

2.7	A reference to any statute or statutory provision shall include any orders, regulations or other subordinate legislation made under it or pursuant thereto and shall, unless the context otherwise requires, include any statutory modification or re-enactment of any statute or statutory provision for the time being in force.

2.8	Save as aforesaid, and unless the context otherwise requires, words or expressions defined in the Act shall bear the same meanings in these Articles.

2.9	Where an ordinary resolution is expressed to be required for any purpose under any provision of these Articles, a special resolution shall also be effective.

2.10	The headings are inserted for convenience only and shall not affect the construction of these Articles.

3	Limited liability

The liability of the Members is limited to the amount, if any, unpaid on the shares held by them.

Share capital

4	Allotment

Subject to the provisions of the Act and to any relevant authority of the Company in general meeting required by the Act, all unissued shares at the date of adoption of these Articles and any shares hereafter created shall be at the disposal of the Board, which may allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of or grant rights to subscribe for or convert any security into shares to such persons (including the Directors themselves), at such times and generally on such terms and conditions as the Board may decide.

5	Redeemable shares

Subject to the provisions of the Act and to any special rights for the time being attached to any existing share, any share may be issued which is, at the option of the Company or of the holder of such share, liable to be redeemed on such terms and in such manner as these Articles may provide.

6	Commission and brokerage

The Company may in connection with the issue of any shares exercise all the powers of paying commission and brokerage conferred or permitted by the Act.

7	Recognition of rights of renunciation

The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder of that share recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

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8	Trusts not to be recognised

Except as required by law or otherwise in accordance with these Articles, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any interest in or right in respect of any share, except an absolute right to the entirety thereof in the Member.

9	Share warrants

9.1	The Company may, with respect to any fully paid shares, issue a warrant (a share warrant) stating that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a share warrant.

9.2	The powers referred to in Article 9.1 may be exercised by the Board, which may determine and vary the conditions on which share warrants shall be issued, and in particular on which:

9.2.1	a new share warrant or coupon will be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed),

9.2.2	the bearer of a share warrant shall be entitled to receive notice of and to attend, vote and demand a poll at general meetings,

9.2.3	dividends will be paid, and

9.2.4	a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares specified in it.

Subject to such conditions and to these Articles, the bearer of a share warrant shall be deemed to be a Member for all purposes. The bearer of a share warrant shall be subject to the conditions for the time being in force and applicable thereto, whether made before or after the issue of such share warrant.

Variation of rights

10	Manner of variation of rights

10.1	Subject to the provisions of the Act, any of the rights or privileges for the time being attached to any class of share may be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding-up, in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class duly convened and held as hereinafter provided (but not otherwise). To every such separate general meeting all the provisions of the Act and of these Articles relating to general meetings or the proceedings at such meeting shall apply mutatis mutandis, but so that the necessary quorum (other than at an adjourned meeting) shall be not less than two persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) and at an adjourned meeting shall be one person holding shares of the class or his proxy. Every holder of shares of the class, present in person or by proxy, may demand a poll. Each such holder shall, on a poll, have one vote in respect of every share of the class held by him. The foregoing provisions of this Article shall apply also to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights of which are to be varied. For the avoidance of doubt, the Company shall not for these purposes be counted as holding any shares of that class to the extent that it holds the shares as treasury shares.

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10.2	Shares in the capital of the Company shall not be treated as a separate class of shares either by becoming, or by ceasing to be, a Participating Security or held in uncertificated form.

11	Deemed variation

11.1	Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid upon those shares or by the allotment of further shares ranking in priority thereto in any respect but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or ranking subsequent to those already issued or by the purchase or redemption by the Company of its own shares or the sale of any shares held as treasury shares in accordance with the provisions of the Act and these Articles.

11.2	The rights attached to any class of shares shall not be deemed to be varied by any securities in the capital of the Company becoming, or ceasing to be, a Participating Security.

Alteration of share capital

12	Consolidation, cancellation and sub-division

12.1	The Company may by ordinary resolution:

12.1.1	consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares,

12.1.2	cancel any shares which, at the date of the passing of the resolution, have not been issued or agreed to be issued to any person and diminish the amount of its share capital by the amount of the shares so cancelled,

12.1.3	subject to the provisions of the Act, sub-divide its shares or any of them into shares of smaller amount and the resolution may determine that, as between the shares resulting from such sub-division, one or more of such shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions as the Company has power to attach to unissued or new shares.

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12.2	Upon any consolidation, division or sub-division of shares, the Company may treat holdings of Certificated Shares and of Uncertificated Shares of the same class as if they were different holdings.

13	Fractions

13.1	Whenever as the result of any consolidation, division or sub-division of shares any difficulty arises, the Board may settle it as it thinks fit and in particular (but without prejudice to the generality of the foregoing):

13.1.1	whenever as a result of any consolidation of shares any Member would become entitled to fractions of shares, the Board may, on behalf of those Members, sell the shares incorporating the fractions for the best price reasonably obtainable to any person (including the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those Members (except that any amount otherwise due to a Member, being less than £3.00 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company),

13.1.2	the Board may, as between the holders of shares to be consolidated, determine which shares are to be consolidated into each consolidated share and, in the case of any shares registered in the name of one holder or joint holders being consolidated with shares registered in the name of another holder or joint holders, may make such arrangements as it may think fit for the sale of the consolidated share and for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale (except that any amount otherwise due to a Member, being less than £3.00 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company),

13.1.3	alternatively, provided that the necessary unissued shares are available, the Board may exercise its discretion, in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share, to issue to each such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation); and the amount required to pay up such shares may be appropriated at the Board’s discretion from any of the sums standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of the profit and loss account and capitalised by applying the same in paying up such shares, and

13.1.4	for the purposes of any sale of consolidated shares pursuant to this Article, the Board may authorise such person as it may think fit to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser, and the transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings connected with such sale.

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14	Purchase of own shares

Subject to the provisions of the Statutes and to any rights for the time being attached to any shares, the Company may purchase any of its own shares of any class (including any redeemable shares) at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever. Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, shares in the Company shall be authorised by such resolution of the company as may be required by the Statutes and by a special resolution passed at a separate general meeting of the holders of each class of shares (if any) which, at the date on which the contract is authorised by the Company in general meeting, entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the Company.

15	Reduction of capital

Subject to the provisions of the Act and to any rights for the time being attached to any shares, the Company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner.

Share certificates

16	General

16.1	The provisions of this Article 16 relating to entitlement to share certificates will not apply so as to require the Company to issue to any person a certificate in respect of any share where such person holds such shares in uncertificated form.

16.2	Subject to the Statutes, these Articles and the requirements of the United Kingdom Listing Authority and the Stock Exchange, upon the conversion of an Uncertificated Share into a Certificated Share, the holder thereof (other than a Recognised Clearing House or a nominee of a Recognised Clearing House or a recognised investment exchange) will be entitled (unless the terms of issue of that share otherwise provide) to a certificate, free of charge, in respect of all the Uncertificated Shares so converted into certificated form.

16.3	Every share certificate shall be issued under the Seal (or in the case of shares on a branch register, an official seal for use in the relevant territory) and shall specify the number and class of shares in respect of which it is issued and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. Any of the seals may be affixed by laser printer or in such other manner as the Board, having regard to the terms of the issue, the Statutes and the regulations of the United Kingdom Listing Authority and the Stock Exchange may authorise. Unless the Board otherwise determines no definitive certificate shall be issued in respect of shares held by a Recognised Clearing House or a nominee of a Recognised Clearing House or a recognised investment exchange.

16.4	The Company shall not issue more than one certificate in respect of shares held jointly by two or more persons and delivery of a certificate to one of the joint holders shall be sufficient delivery to all joint holders.

16.5	Subject to the Statutes (including the Uncertificated Securities Regulations) and the rules for the time being of the Relevant System, the Company may issue shares in uncertificated form and permit the same to be transferred without the production of written forms of transfer or the creation of certificates and the Board may from time to time lay down regulations governing such issue and transfer, which regulations shall (to the extent they specify) operate in substitution for the relevant provisions of these Articles governing certificates and the transfer of shares.

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16.6	Subject to the provisions of these Articles, any Member (excluding a Recognised Clearing House) in respect of any shares shall be entitled, without charge, to receive within two months after allotment (or such period as the terms of issue of the shares shall otherwise provide) or lodgement at the Registered Office of a transfer, one certificate under Seal for all the shares of each class registered in his name.

16.7	Where a Member (other than a Recognised Clearing House) has transferred part only of the shares comprised in a certificate he shall be entitled, without charge, to a new certificate for the balance of such shares.

16.8	If and so long as all the issued shares of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

17	Replacement certificates

17.1	Any two or more certificates representing shares of any one class held by any Member may, at his request, be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

17.2	If any Member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request subject to the payment of such fee (if any) as it may determine.

17.3	If any share certificate shall be damaged, defaced, worn out or alleged to have been lost, stolen or destroyed, it may be renewed on such terms as to the provision of evidence and indemnity (with or without security) and the payment of exceptional "out-of-pocket" expenses incurred by the Company in connection with the matter as the Board may decide and, where it is defaced or worn out, on surrender of the original certificate.

17.4	In the case of shares held jointly by two or more persons any such request as is mentioned in this Article 17 may be made by any one of the joint holders of such shares.

18	Uncertificated Shares

18.1	Subject to the Statutes, the Board may at any time resolve that a class of shares is to become a Participating Security and may at any time resolve that a class of shares shall cease to be a Participating Security.

18.2	Subject to the Statutes and notwithstanding any other provisions of these Articles, the Board shall have power to implement such arrangements as it may, in its absolute discretion, think fit in relation to:

18.2.1	the evidencing and transfer of Uncertificated Shares, subject always to the Uncertificated Securities Regulations and the rules and procedures of the Relevant System; and

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18.2.2	the exercise of rights attaching to such securities notwithstanding that such securities are held in uncertificated form where, in the Board’s opinion, the Articles do not otherwise allow or provide for such exercise.

18.3	The Company shall enter on the Register the number of shares held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as is required by the Uncertificated Securities Regulations and the Relevant System. Unless the Board otherwise determines, holdings of the holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

18.4	Any share of a class which is a Participating Security may be converted from an Uncertificated Share to a Certificated Share and from a Certificated Share to an Uncertificated Share in such manner as the Board may, in its absolute discretion, think fit, subject always to the Uncertificated Securities Regulations and the rules and procedures of the Relevant System.

18.5	In relation to any class of shares which is a Participating Security, and for so long as that class of shares or any part of that class of shares remains a Participating Security, these Articles shall (notwithstanding anything else contained in these Articles) only apply to Uncertificated Shares to the extent that they are consistent with:

18.5.1	the holding of shares in that class in uncertificated form;

18.5.2	the transfer of title to the shares in that class by means of a Relevant System; and

18.5.3	the Uncertificated Securities Regulations.

18.6	Where the Company is entitled under any provision of the Statutes or the rules of the Relevant System or under these Articles to dispose of, forfeit, enforce a lien over, or otherwise procure the sale of, any shares (or fractions of a share) which are held in uncertificated form, the Board shall have the power (to the extent permitted by the Uncertificated Securities Regulations and the rules and practices of the Relevant System) to take such steps as may be required, by means of the Relevant System or otherwise, to effect such disposal, forfeiture, enforcement or sale and such powers shall (to the extent permitted as aforesaid) include the right to:

18.6.1	request or require the deletion of any computer-based entries in the Relevant System relating to the holding of such shares in uncertificated form;

18.6.2	alter such computer-based entries so as to divest the registered holder of such shares of the power to transfer such shares to a person other than the transferee, purchaser or his nominee identified by the Company for this purpose;

18.6.3	require any holder of any Uncertificated Shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such Uncertificated Shares into certificated form within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps as may be necessary to sell or transfer such shares; and

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18.6.4	appoint any person to take such other steps in the name of the holder of such shares and such steps shall be as effected as if they had been taken by the registered holder of the Uncertificated Shares concerned.

Calls on shares

19	Right to make calls

Subject to the terms of allotment of shares, the Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares or any class of shares held by them respectively (whether in respect of nominal value or by way of premium) and not payable on a date fixed by or in accordance with the terms of allotment.

20	Time of call

A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed or (as the case may require) any person to whom the power has been delegated pursuant to these Articles serves notice of exercise of such power.

21	Liability for the call

Each Member shall (subject to receiving at least 14 days’ clear notice specifying when and where payment is to be made and whether or not by instalments) be liable to pay the amount of every call so made on him in accordance with the terms of the notice.

22	Payment by instalments

A call may be required to be paid by instalments and may, before receipt by the Company of any sum due thereunder, be either revoked or postponed in whole or in part as regards all or any holder(s) as the Board may determine. A person on whom a call is made shall remain liable notwithstanding the subsequent transfer of shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect thereof.

23	Interest on calls

If any sum in respect of a call is not paid before or on the day appointed for payment, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment together with interest on the unpaid amount from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate not exceeding 15 per cent. per annum as the Board shall determine. The Board may waive payment of such interest, costs, charges and expenses in whole or in part.

24	Rights of Member when call unpaid

No Member shall, unless the Board otherwise determines, be entitled to receive any dividend or to be present and vote at any general meeting either personally or (save as proxy for another Member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a Member unless and until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and costs, charges and expenses.

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25	Sums due on allotment to be treated as calls

Any sum payable in respect of a share on allotment or at any fixed date (whether in respect of nominal value or by way of premium) or as an instalment of a call, shall for all the purposes of these Articles be deemed to be a call duly made. If it is not paid the provisions of these Articles shall apply as if such amount had become due and payable by virtue of a call.

26	Power to differentiate

The Board may make arrangements on the issue of shares for a difference as between the allottees or holders of such shares in the amount of calls to be paid and the times of payment of calls.

27	Payment in advance of calls

The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the money uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish pro tanto the liability on the shares in respect of which it is made but shall not entitle the Member to participate in respect of that payment in any dividend of the Company. The Company may pay interest on the money paid in advance or so much of it as exceeds the amount for the time being called up on the shares in respect of which the advance was made at such rate (not exceeding 10 per cent per annum) as the Board may decide. The Board may at any time repay the amount so advanced on giving to such Member not less than one month’s notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

28	Delegation of power to make calls

If any uncalled capital of the Company is included in or charged by a mortgage or other security, the Board may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the Members in respect of such uncalled capital, to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

Forfeiture

29	Notice of failure to pay a call

29.1	If any Member fails to pay the whole or any part of any call or any instalment of any call on or before the day appointed for payment, the Board may at any time thereafter serve a notice in writing on him or on any person entitled to the shares by transmission requiring him to pay such call or any part thereof as remains unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

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29.2	The notice shall name a further day, not being less than 14 clear days from the date of the notice, on or before which, and the place where, the payment required by the notice is to be made, and shall state that, if the notice is not complied with, the shares in respect of which the call was made will be liable to be forfeited.

30	Surrender

The Board may accept a surrender of any share liable to be forfeited. In such case references in these Articles to forfeiture shall include surrender.

31	Forfeiture for non-compliance

31.1	If the requirements of the notice referred to in Article 32 are not complied with in full, any share in respect of which it was given may at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited shares and not actually paid before the forfeiture.

31.2	If any person from whom any call or interest thereon or any part thereof is due, and whose share has been declared forfeited for non-payment thereof, shows to the satisfaction of the Board that he is unable to pay the whole amount then remaining due from him in respect of such call or interest, the Board may accept from him such sum by way of compensation for and in lieu of the whole amount then due from him as the Board may determine. Upon the payment of such compensation the Board may discharge him from all claims and demands whatsoever then remaining due in respect of such call and interest; but no such compensation shall be accepted from any person while he continues as a Member in his own right in respect of any share besides the share so forfeited, or shall give him any claim to or in respect of the share so forfeited.

32	Notice after forfeiture

When any share has been forfeited, notice of the forfeiture shall forthwith be served on the person who was before forfeiture the holder of the share or the person entitled to the share by transmission (as the case may be). An entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. No forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid.

33	Forfeiture may be annulled

The Board may, at any time before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

34	Disposal of forfeited shares

Every share which shall be forfeited shall thereupon become the property of the Company and no voting rights shall be exercised in respect thereof. Subject to the provisions of the Act, any such share may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or entitled thereto or to any other person on such terms and in such manner as the Board shall determine. The Board may for the purposes of the disposal authorise such person to transfer the shares in question as it sees fit and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The Company may receive the consideration (if any) given for the share on its disposal.

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35	Holder to remain liable despite forfeiture

A person whose shares have been forfeited shall cease to be a Member in respect of them and shall in the case of Certificated Shares, surrender to the Company for cancellation the certificate for the shares forfeited. He shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, together with interest thereon from the date of forfeiture to the date of payment in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture without allowance or reduction for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

36	Extinction of claims

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past Members.

37	Evidence of forfeiture

A statutory declaration by a Director or the Secretary that a share has been forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and, in the case of a Certificated Share, a certificate for the share under Seal delivered to the person to whom the same is sold or disposed of, shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. Subject to the execution of any necessary transfer, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. Any such person shall not (unless by express agreement) become entitled to any of the dividends accrued or which might have accrued upon the shares before the completion of the sale or disposition thereof.

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Lien

38	Liens on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether immediately payable or not, called or payable at a fixed time in respect of such share. The Company’s lien (if any) on a share shall extend to all dividends and other moneys payable thereon or in respect thereof. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

39	Enforcement of lien by sale

The Company may sell at such time or times and in such manner as the Board thinks fit all or any shares on which the Company has a lien, but no sale shall be made until such time as all or some of the moneys in respect of which such lien exists are presently payable and until a demand and notice in writing stating the amount due and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on the holder or the person (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for 14 clear days after service of such notice. In order to give effect to any such sale, the Board may authorise such person as it may see fit to transfer the shares to be sold in the name and on behalf of the holder of, or the persons entitled by transmission to, the shares in favour of the purchaser or as he may direct and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof. The purchaser shall not be bound to see to the application of the purchase money and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

40	Application of proceeds of sale

The net proceeds of any sale of shares subject to any lien after payment of the costs of sale, shall be applied in or towards payment or satisfaction of so much of the amount due to the Company as is presently payable or is liable to be presently payable. The balance (if any) shall (in the case of Certificated Shares, on surrender to the Company for cancellation of the certificate for the shares sold, and in all cases, subject to a like lien for any moneys not presently payable) be paid to the Member or the person (if any) entitled by transmission to the shares so sold.

Transfer of shares

41	Form of transfer

41.1	Subject to these Articles, each Member may transfer all or any of his Certificated Shares by instrument of transfer in writing in any usual form or in any other form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Certificated Shares until the name of the transferee is entered in the Register in respect thereof.

41.2	All transfers of Uncertificated Shares shall be made in the manner provided for in the rules and procedures of the operator of the Relevant System and in accordance with and subject to the Uncertificated Securities Regulations.

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42	Right to refuse registration

42.1	Subject to the Statutes, the Board may in its absolute discretion refuse to register the transfer of a share which is not fully paid, provided always that it shall not exercise its discretion in such a way as to prevent dealings in shares admitted to trading on the Stock Exchange taking place on an open and proper basis.

42.2	Subject to the Statutes, the Board may also in its absolute discretion refuse to register the transfer of a share:

42.2.1	if it is in respect of a share on which the Company has a lien,

42.2.2	if it is not in respect of only one class of share,

42.2.3	if it is not in favour of four or fewer joint transferees,

42.2.4	in the case of Certificated Shares, if it is not lodged duly stamped (if required) at the Registered Office or such other place as the Board may from time to time determine, accompanied (except in the case of a transfer by a Recognised Clearing House where a certificate has not been issued) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so;

42.2.5	it is in favour of a minor, bankrupt or person of mental ill health,

42.2.6	in the case of Uncertificated Shares, in the circumstances referred to in Article 42.4 below, or

42.2.7	where the board is obliged or entitled to refuse to do so as a result of any failure to comply with a section 793 notice, as provided in Article 70,

and the Board shall send the transferee notice in writing of the refusal setting out the reason for the refusal.

42.3	In exceptional circumstances approved by the United Kingdom Listing Authority and the Stock Exchange, approval of transfer of fully paid Certificated Shares may be refused by the Board.

42.4	Subject to the Statutes and to the requirements of the United Kingdom Listing Authority and the Stock Exchange, the Company shall register a transfer of title to any Uncertificated Share or any renouncable right or allotment of a share which is a Participating Security held in an uncertificated form in accordance with the Uncertificated Securities Regulations, but so that the Board may refuse to register such transfer in any circumstance permitted or required by the Uncertificated Securities Regulations and the requirements of the Relevant System.

43	Retention of transfer

43.1	All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person depositing it.

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44	No fee on registration

The Company shall not charge any fee in respect of the registration of any transfer, probate or letters of administration, certificate of marriage or death, stop notice, power of attorney, court order or other documentation relating to or affecting the title to any share.

45	Other powers in relation to transfers

45.1	Nothing in these Articles shall preclude the Board:

45.1.1	from recognising a renunciation of the allotment of any share by the allottee in favour of some other person, or

45.1.2	(if empowered by these Articles) from authorising any person to execute an instrument of transfer of a share, or from authorising any person to transfer that share in accordance with the Uncertificated Securities Regulations.

Destruction of documents

46	Destruction of documents

46.1	The Company may destroy:

46.1.1	any instrument of transfer after six years from the date on which it is registered (or such shorter period as the Board shall determine provided an electronically scanned copy thereof is retained),

46.1.2	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, after two years from the date on which it is recorded (or such shorter period as the Board shall determine provided an electronically scanned copy thereof is retained),

46.1.3	any share certificate, after one year from the date on which it is cancelled (or such shorter period as the Board shall determine provided an electronically scanned copy thereof is retained), and

46.1.4	any other document on the basis of which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it (or such shorter period as the Board shall determine provided an electronically scanned copy thereof is retained).

46.2	It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled, and that every other document so destroyed was valid and effective in accordance with the particulars in the records of the Company, provided that:

46.2.1	this Article 46.2 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant,

46.2.2	nothing in this Article 46.2 shall be construed as imposing on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article 46.2 which would not attach to the Company in the absence of this Article 46.2, and

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46.2.3	references in this Article 46.2 to the destruction of any document include references to the disposal of it in any manner.

46.2.4	References in this Article 46 to instruments of transfer shall include, in relation to Uncertificated Shares, instructions and/or notifications made in accordance with the rules and procedures of the Relevant System relating to the transfer of such shares.

Transmission of shares

47	Persons entitled on death

If a member dies, the survivor (or survivors) where he was a joint holder and his executors or administrators, where he was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares, but nothing in this Article shall release the estate of a deceased Member from any liability in respect of any share which had been solely or jointly held by him.

48	Election by persons entitled by transmission

Any person becoming entitled to a share in consequence of the death, bankruptcy or insolvency of any Member or of any other event giving rise to a transmission of such entitlement by operation of law may on such evidence as to his title being produced as the Board may require elect either to become registered as a Member or to have some person nominated by him registered as a Member. If he elects to become registered as a Member, he shall give notice to the Company to that effect. If he elects to have some other person registered as a Member, he shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the Member and his death, bankruptcy, insolvency or other event, as aforesaid had not occurred. Where the entitlement of a person to a share in consequence of the death, bankruptcy or insolvency of a Member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall within two months after such proof cause the entitlement of that person to be noted in the Register.

49	Rights on transmission

Where a person becomes entitled to a share in consequence of the death or bankruptcy of any Member or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the Member in relation to such share shall cease. The person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he would be entitled if he were a Member, except that he shall not, before he is registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days of such notice being given, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

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Untraced members

50	Power of sale

50.1	The Company shall be entitled to sell any share of a Member, or any share to which a person is entitled by transmission, if and provided that:

50.1.1	during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 50.1.2 below (or, if published on different dates, the earlier or earliest thereof) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the Member or to the person entitled by transmission to the share, at his address on the Register or other last known address given by the Member or that person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such Member or person, provided that during such period of 12 years the Company has paid at least three dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it,

50.1.2	on expiry of the said period of 12 years the Company has given notice of its intention to sell such share by advertisements appearing in both a national newspaper and in a newspaper circulating in the area in which the address referred to in Article 50.1.1 is located,

50.1.3	the said advertisements, if not published on the same day, shall have been published within 30 days of each other,

50.1.4	during the further period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the Member or person entitled by transmission, and

50.1.5	if shares of the class concerned are listed or dealt on the Stock Exchange, the Company has given notice to the Stock Exchange of its intention to make such sale.

50.2	The manner, timing and terms of any sale of shares pursuant to this Article (including but not limited to the price or prices at which the same is made) shall be such as the Board determines, based upon advice from such bankers, brokers or other persons as the Board considers appropriate, to be reasonably practicable having regard to all the circumstances including the number of shares to be disposed of and the requirement that the disposal be made without delay and the Board shall not be liable to any person for any of the consequences of reliance on such advice.

50.3	To give effect to any sale of shares pursuant to this Article, the Board may authorise such person as it sees fit to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

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50.4	If during the period of 12 years referred to in Article 50.1 above, or during any period ending on the date when all the requirements of Articles 50.1.1 to 50.1.4 of Article 50.1 above have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 50.1.2 to 50.1.4 of Article 50.1 above have been satisfied in relation to such additional shares, the Company shall also be entitled to sell the additional shares.

51	Application of proceeds of sale

The Company shall account to the Member or other person entitled to such share for the net proceeds of such sale by crediting all moneys in respect thereof to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such moneys. Moneys credited to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable to such Member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

General meetings

52	Convening of general meetings

The Board may convene a general meeting to be held at such time and in such place as the Board thinks fit. A general meeting shall also be convened by the Board on a requisition from Members, or in default of the Board, may be convened by such requisitionists, as is provided by the Act. The Board shall proceed to convene a general meeting on the requisition of Members in accordance with the provisions of the Act. At any general meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated by the requisition or proposed by the Board.

53	Notice of general meetings

53.1	An annual general meeting shall be convened by not less than 21 clear days’ notice. All other general meetings shall be convened by not less than 14 clear days’ notice in writing.

53.2	Subject to the provisions of the Act and notwithstanding that it is convened by shorter notice than that specified in Article 53.1, a general meeting shall be deemed to have been duly convened if it is so agreed:

53.2.1	in the case of an annual general meeting, by all the Members entitled to attend and vote at that meeting; and

53.2.2	in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at that meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

53.3	The notice shall be given to the Members (other than any who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive notice from the Company), to the Directors and to the Auditors.

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54	Contents of notice

The notice shall specify:

54.1	in the case of an annual general meeting, that the meeting is an annual general meeting;

54.2	the place, the day and the time of the general meeting;

54.3	in the case of special business, the general nature of that business;

54.4	if the general meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

54.5	with reasonable prominence, that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him and that a proxy need not also be a Member.

55	Omission to send notice

The accidental omission to send a notice of a general meeting or in cases where it is intended that it be sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

56	Special business

All the business that is transacted at a general meeting shall be deemed special except the following transactions at an annual general meeting:

56.1	the declaration of dividends;

56.2	the receipt and consideration of the accounts and balance sheet, the reports of the Directors and the Auditors and any other documents required to be annexed to the balance sheet;

56.3	appointing or reappointing Directors (other than those of whose appointment special notice is required by the Act) and the fixing of their fees pursuant to Article 105;

56.4	the reappointment of the Auditors retiring (unless they were last appointed otherwise than by the Company in general meeting) and the fixing of the remuneration of the Auditors or the determination of the manner in which such remuneration is to be fixed.

Proceedings at general meetings

57	Quorum

No business (other than the appointment of a chairman) shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be not less than two persons entitled to attend and to vote on the business to be transacted, each being a Member or a proxy for a Member or a duly authorised representative of a corporation which is a Member.

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58	If quorum not present

If within 15 minutes (or such longer interval as the chairman of that general meeting in his absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a general meeting such a quorum ceases to be present, that meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such time and place as the chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, one person entitled to attend and to vote on the business to be transacted, being a Member or a proxy for a Member or a duly authorised representative of a corporation which is a Member, shall be a quorum.

59	Chairman

The chairman (if any) of the Board, failing whom a deputy chairman of the Board, shall preside as chairman at every general meeting of the Company. In the event of two or more deputy chairmen of the Board being present, the deputy chairman to act as chairman shall be decided by those Directors present. If there is no such chairman or deputy chairman of the Board, or if at any general meeting neither is present within five minutes after the time appointed for holding that meeting or is willing to act as chairman, the Directors present shall choose one of their number or, if no Director is present, or if all the Directors present decline to take the chair, the Members present in person or by proxy and entitled to vote shall choose one of their number to be chairman of that meeting.

60	Accommodation of Members at general meeting

60.1	The Board may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements (whether involving the issue of tickets, on a basis intended to afford to all Members otherwise entitled to attend such meeting an equal opportunity of being admitted to that meeting, or the imposition of some random means of selection, or otherwise, as the Board shall in its absolute discretion consider to be appropriate) and may from time to time vary any such arrangements or make new arrangements in place therefor. The entitlement of any Member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Board shall, and in the case of any other general meeting the Board may, when specifying the place of the general meeting:

60.1.1	direct that that meeting shall be held at a place specified in the notice at which the chairman of that meeting shall preside (the Principal Place), and

60.1.2	make arrangements for simultaneous attendance and participation at other places by Members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article, or who wish to attend at any of such other places, provided that persons attending at the Principal Place and at any other such places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places.

60.2	Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at any of such other places, provided that they shall operate so that any such excluded Members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

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61	Power to adjourn

The chairman of any general meeting may, with or without the consent of that meeting (and shall, if so directed by that meeting), adjourn the meeting from time to time (or indefinitely) and from place to place as that meeting shall determine. However, without prejudice to any other power which he may have under these Articles or at common law, the chairman may, without the need for the consent of that meeting, interrupt or adjourn any general meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of that meeting, to give all persons entitled to do so a reasonable opportunity of speaking and voting at that meeting or to ensure that the business of that general meeting is properly discharged.

62	Notice of adjourned general meeting

Where a general meeting is adjourned indefinitely, the Board shall fix the time and place for the adjourned general meeting. Whenever a general meeting is adjourned for 14 days or more or indefinitely, 7 clear days’ notice at the least, specifying the place, the day and the time of such adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original general meeting. Save as aforesaid, no Member shall be entitled to any notice of an adjournment or of the business to be transacted at any such adjourned meeting.

63	Business of adjourned general meeting

No business shall be transacted at any adjourned general meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

64	Director may attend and speak

A Director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company.

65	Amendment to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of that meeting any error in such ruling shall not invalidate the proceedings on the substantive resolution. In the case of a resolution duly proposed as a special resolution no amendment thereto (other than a mere clerical amendment to correct a manifest error) may in any event be considered or voted on.

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Voting

66	Method of voting

At any general meeting a resolution put to the vote of that meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by:

66.1	the chairman of the meeting;

66.2	not less than five Members present in person or by proxy and entitled to vote at that meeting;

66.3	a Member or Members present in person or by proxy and entitled to vote at that meeting and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at that meeting; or

66.4	a Member or Members present in person or by proxy and entitled to vote and holding shares conferring a right to vote at that meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

67	Votes of Members

67.1	Subject to the provisions of the Act, these Articles and to any special rights or restrictions as to voting attached to any shares which may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting every Member who is present in person shall on a show of hands have one vote only irrespective of whether he has also been appointed as a proxy or authorised representative for any other member or members entitled to vote on the resolution and every proxy present shall on a show of hands have one vote only (irrespective of whether he has been appointed as a proxy or authorised representative by one or more members entitled to vote on the resolution or is himself a member entitled to vote) and every Member present in person or by proxy who is entitled to vote on the relevant business shall on a poll have one vote for every voting share of which he is the holder.

67.2	If two of more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders of that share stand in the Register.

67.3	Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any Member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person to vote in person or, on a poll, by proxy on behalf of such member. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

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67.4	Each Deferred Share in issue shall confer upon the holder such rights, and be subject to the restrictions, as follows:

67.4.1	Notwithstanding any other provision of these articles, a Deferred Share:

(a)	does not entitle its holder to receive any dividend or distribution declared, made or paid or any return of capital and does not entitle its holder to any further or other right of participation in the assets of the Company; and

(b)	entitles its holder to participate on a return of assets on a winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such Deferred Share but only if the holders of each Ordinary Share then in issue shall have received a distribution of at least £1,000,000 per Ordinary Share held; and

(c)	does not entitle its holder to receive a share certificate in respect of his or her shareholding, save as required by law; and

(d)	does not entitle its holder to receive notice of, nor attend, speak or vote at, any general meeting of the Company; and

(e)	shall not be transferable at any time other than with the prior written consent of the Directors.[2]

68	Restriction on voting rights for unpaid calls etc

No Member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by him or to exercise any right as a Member unless all calls or other sums presently payable by him in respect of that share in the Company have been paid.

69	Procedure on poll

69.1	Any poll duly demanded on the election of a chairman of a general meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded, as the chairman shall direct. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the general meeting at which it is demanded. In any other case at least 7 clear days’ notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

69.2	A demand for a poll may before the poll is taken be withdrawn but only with the consent of the chairman of that meeting. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the general meeting shall continue as if the demand had not been made.

2 Inserted by special resolution dated 3 November 2012.

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69.3	The demand for a poll (other than on the election of a chairman or a resolution for adjourning that meeting) shall not prevent the continuance of that meeting for the transaction of any business other than the question on which a poll has been demanded.

69.4	On a poll votes may be given in person or by proxy. A Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

70	Failure to disclose interest in shares

70.1	Subject to the requirements of the Stock Exchange, where notice is served by the Company under section 793 of the Act (a section 793 notice) on a Member, or another person appearing to be interested in shares held by that Member, and the Member or other person has failed in relation to any shares (the Default Shares, which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of the section 793 notice, the following sanctions apply, unless the Board otherwise decides:

70.1.1	the Member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

70.1.2	where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (calculated exclusive of shares held as treasury shares):

(a)	a dividend (or any part of dividend) or other amount payable in respect of the Default Shares shall be withheld by the Company, which has no obligation to pay interest on it and the Member is not entitled to elect, pursuant to Article 152 to receive shares instead of a dividend; and

(b)	no transfer shall be registered unless the transfer is an excepted transfer or:

i	the Member is not himself in default in supplying the information required; and

ii	the Member proves to the satisfaction of the Board when the transfer is lodged for registration that after due and careful enquiry the member is satisfied that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

70.2	The sanctions under Article 70.1 cease to apply seven days after the earlier of:

70.2.1	receipt by the Company of notice of an excepted transfer, but only in relation to the shares transferred; and

70.2.2	receipt by the Company, in a form satisfactory to the Board, of all the information required by the section 793 notice.

70.3	Where, on the basis of information obtained from a Member in respect of any share held by him, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the Member, but the accidental omission to do so, or the non-receipt by the Member of the copy, does not invalidate or otherwise affect the application of Article 70.1.

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70.4	For the purpose of this Article 70:

70.4.1	a person other than the Member holding a share shall be treated as appearing to be interested in that share if the Member has informed the Company that the person is or may be interested or if the Company (after taking account of any information obtained from the Member or, pursuant to section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

70.4.2	interested shall be construed in accordance with section 821 of the Act;

70.4.3	a reference to a person having failed to give the Company the information required by a section 793 notice, or being in default in supplying such information, includes (i) reference to his having failed or refused to give all or any part of it and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

70.4.4	the prescribed period means 14 days;

70.4.5	an excepted transfer means in relation to any shares held by a Member:

(a)	a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

(b)	a transfer in consequence of a sale made through the Stock Exchange or a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(c)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares.

70.5	The provisions of this Article are in addition and without prejudice to the provisions of the Statutes.

71	Objection to error in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the general meeting or such adjourned general meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of that meeting and shall only vitiate the decision of that meeting on any resolution if the chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of that meeting. The decision of the chairman on such matters shall be final and conclusive.

72	Chairman’s declaration conclusive on a show of hands

Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman of that general meeting that a resolution has been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

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73	Voting by proxy

73.1	Any person (whether a Member or not) may be appointed to act as a proxy. Deposit of an instrument of proxy shall not preclude a Member from attending and voting in person at the general meeting in respect of which the proxy is appointed or at any adjournment thereof.

73.2	The failure of any proxy or corporate representative to vote in accordance with any instructions given by the member by whom such proxy or corporate representative is appointed shall not invalidate the result of any vote in which the proxy or corporate representative has participated and the Company and the Directors shall be under no duty to enquire as to the instructions given to any such proxy or corporate representative.

74	Form of proxy

74.1	An instrument appointing a proxy shall be in writing (or in an electronic communication including an electronic signature) in any common form or in such other form as the Board may approve under the hand of the appointor or his attorney duly authorised in writing. If the appointor is a corporation a proxy shall be given under its common seal or executed in any manner permitted by section 44(2) of the Act or under the hand of an officer or attorney duly authorised in that behalf.

74.2	In relation to any Uncertificated Shares, the Board may from time to time permit appointments of a proxy to be made by means of electronic communication in the form of a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board (subject always to the facilities and requirements of the Relevant System) (Uncertificated Proxy Instruction). The Board may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instructions to be made by like means. The Board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instructions (and/or other instructions and notifications) are to be treated as received by the Company or such participants. The Board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder or a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

74.3	An instrument of proxy (or an electronic communication appointing a proxy) shall be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the general meeting for which it is given and unless the contrary is stated therein, be valid as well for any adjournment of the general meeting as for the meeting to which it relates.

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75	Deposit of proxy

75.1	The instrument appointing a proxy (other than an electronic communication) and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board may:

75.1.1	be deposited at the Registered Office or at such other place or places and in such location or locations as is or are specified in the notice convening the meeting or in any instrument of proxy sent out by the chairman in relation to the general meeting not less than 48 hours before the time of the holding of that meeting or adjourned meeting at which the person named in the instrument proposes to vote, or

75.1.2	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll, or

75.1.3	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the general meeting at which the poll was demanded to the chairman of that meeting or to any Director, the Secretary or some person authorised for the purpose by the Secretary; and

75.1.4	an instrument of proxy not deposited or delivered in a manner so permitted shall be invalid;

provided that the Directors may at their discretion determine that, in calculating the period mentioned in Articles 75.1.1 to 75.1.4, no account shall be taken of any part of any day which is not a working day (within the meaning of section 1173 of the Act).

75.2	An electronic communication appointing a proxy must be delivered at such address as may be notified for the purpose of receiving appointments of proxy by electronic communication in respect of the relevant general meeting.

75.3	No instrument appointing a proxy shall be valid after the expiry of 12 months from the date named in it as the date of its execution, except at an adjourned general meeting or on a poll demanded at a general meeting or an adjourned general meeting in cases where such meeting was originally held within 12 months from such date.

76	More than one proxy may be appointed

A Member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same general meeting and in respect of the same matter, the one which is validly delivered last (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which instrument was last validly delivered, none of them shall be treated as valid in respect of that share.

77	Board may supply proxy cards

The Board may at the expense of the Company send, by post or otherwise, instruments of proxy (reply-paid or otherwise) to Members for use at any general meeting(s) or at any separate meeting(s) of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not some only) of the Members entitled to be sent a notice of such meeting and to vote thereat by proxy.

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78	Revocation of proxy

A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or mental disorder of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the transfer of the share in respect of which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Registered Office, or at such other place or places as has or have been appointed for the deposit of instruments of proxy, at least 48 hours before the commencement of the general meeting or adjourned general meeting or the taking of the poll at which the instrument of proxy is used.

79	Corporations acting by representatives

A corporation (whether or not a company within the meaning of the Act), which is a Member, may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or, as the case may be, representatives at any general meeting of the Company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. Where the corporation authorises more than one person to act as its representative, the provisions of sections 323(3) and (4) of the Act shall apply. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it and all references to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him before permitting him to exercise his powers.

Appointment, retirement and removal of Directors

80	Number of Directors

Unless and until otherwise determined by the Company by ordinary resolution and subject to the Act the number of Directors shall be not less than three and not more than 10.

81	Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification.

82	Power of the Company to appoint Directors

Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an addition to the existing Board.

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83	Power of Board to appoint Directors

Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Board shall have the power at any time to appoint any person who is willing to act as a Director either to fill a vacancy or as an addition to the existing Board. Any Director so appointed shall hold office only until the next annual general meeting and shall then be eligible for re-election.

84	Appointment of Executive Directors

Subject to the provisions of the Act, the Board may from time to time appoint one or more of its body to hold any employment or executive office on such terms and for such period as it may determine. The Board may revoke or terminate any such appointment without prejudice to any claim for breach of contract between the Director and the Company.

85	Eligibility of new Directors

No person, other than a Director retiring at that general meeting, shall be appointed as a Director at any general meeting unless:

85.1	recommended by the Board; and

85.2	not less than seven nor more than forty-two clear days before the date appointed for that meeting a notice in writing signed by a Member (other than the person to be proposed) duly qualified to vote at that general meeting has been lodged with the Company at the Registered Office stating the intention to propose that person for appointment and the particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and a notice signed by the person to be proposed of his willingness to be appointed.

86	No multiple appointment

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be proposed at any general meeting unless a resolution that it shall be so proposed has first been agreed to by that meeting unanimously. Any resolution proposed in contravention of this Article shall be void.

87	Vacation of office by a Director

Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles the office of a Director shall be vacated if:

87.1	he ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles or becomes prohibited or disqualified by law from being a Director;

87.2	he resigns by notice in writing delivered to the Secretary at the Registered Office or tendered at a meeting of the Board;

87.3	he becomes Insolvent;

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87.4	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than twelve months;

87.5	if by reason of that person's mental health, a court makes an order which wholly or partly prevents that person from personally exercising the powers or rights which that person would otherwise have;

87.6	both he and his alternate Director appointed pursuant to the provisions of these Articles (if any) are absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated,

87.7	he is requested to resign by notice in writing addressed to him at his last known address and signed by all the other Directors (without prejudice to any claim for damages which he may have for breach of any contract of services between him and the Company), or

87.8	his contract of service as a Director expires or is terminated without being reviewed within 14 days.

88	Resolution as to vacancy conclusive

A resolution of the Board declaring a Director to have vacated office under the terms of Article 87 above shall be conclusive as to the fact and grounds of vacation stated in that resolution.

89	Removal by ordinary resolution

The Company may by ordinary resolution remove any Director before the expiration of his period of office in accordance with the Act, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company, and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

90	Retirement by rotation

Subject to these Articles, at each annual general meeting one-third of the Directors (or, if their number is not a multiple of three, the number of Directors nearest to but not greater than one-third, unless their number is fewer than three, in which case one Director) shall retire from office by rotation, having been determined (both as to number and identity) by the composition of the Board at the start of business on the date of the notice convening the annual general meeting.

91	Directors subject to retirement by rotation

Subject to the provisions of the Act and of these Articles, the Directors to retire by rotation shall comprise, so far as necessary to obtain the number required, first, any Director who wishes to retire at the meeting and not to offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall in default of agreement between them be determined by lot. No Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after that time on the date of the notice but before the close of general meeting. In addition, any Director who would not otherwise be required to retire shall retire by rotation at the third annual general meeting after his last appointment or re-appointment.

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92	Position of retiring Director

A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If he is not re- appointed or deemed to have been re-appointed, he shall retain office until that meeting appoints someone in his place or, if it does not do so, until the end of that meeting.

93	Deemed re-appointment

At any general meeting at which a Director retires, by rotation or otherwise, the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, to act be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Directors is put to the meeting and lost.

Alternate Directors

94	Appointment

94.1	Each Director (other than an alternate Director) may, by notice in writing delivered to the Secretary at the Registered Office or in any other manner approved by the Board, appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate.

94.2	No appointment of an alternate Director shall be effective until his consent to act as a Director in the form prescribed by the Act has been received at the Registered Office.

94.3	An alternate Director need not hold any shares in the Company by way of qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles.

95	Participation at Board meetings

Every alternate Director shall be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor. A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purposes of determining whether a quorum is present.

96	Alternate Director responsible for own acts

Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

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97	Interests of alternate Director

An alternate Director shall be entitled to contract with and be interested in and benefit from contracts and arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

98	Revocation of appointment

An alternate Director shall cease to be an alternate Director:

98.1	if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his retirement shall remain in force; or

98.2	if any event happens in relation to him which, if he were a Director otherwise appointed, would cause him to vacate office; or

98.3	if his appointor revokes the appointment by notice in writing delivered to the Secretary at the Registered Office.

Directors' remuneration and expenses

99	Director’s fees

99.1	The Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum and on such terms as the Board may determine provided that the aggregate of such remuneration shall not exceed £250,000 per annum or such larger sum as the Company in general meeting may from time to time determine. This amount excludes remuneration paid to Directors holding executive office. Such remuneration shall be divisible among the Directors as the Board may decide. Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day.

99.2	Any remuneration payable under this Article may be increased by the Board if such increase is solely to meet the costs of any Value Added Tax properly payable on such remuneration of a recipient who holds the appointment of Director in the course of his trade, profession or vocation.

100	Additional remuneration

If by arrangement with the Board, a Director shall perform or render any special duties or services which, in the opinion of the Board, are outside his ordinary duties as a Director, he may be paid such reasonable additional remuneration (whether by way of salary, commission, fees or otherwise) as the Board may from time to time determine.

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101	Expenses

Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the discharge of his duties as a Director including any expenses incurred in attending meetings of the Board or of any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company.

102	Remuneration of executive Directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money, or may in whole or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Articles.

103	Pensions etc

103.1	The Board may procure the establishment and maintenance of or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons who are or shall have been at any time Directors or in the employment or service of the Company or of any company which is or was a subsidiary or subsidiary undertaking of or associated with the Company or of the predecessors in business of the Company or of any such subsidiary or subsidiary undertaking or associated company or the wives, widows, families, relatives or dependants of any such persons.

103.2	The Board may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as are mentioned in Article 103.1 above or otherwise to advance the interests and well-being of the Company or of any such other company as is mentioned in Article 103.1 above, or its Members, and may make or procure payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

103.3	Without prejudice to the generality of Articles 103.1 and 103.2, the Board may exercise any of the powers conferred by the Act to make provision for the benefit of any such persons as aforesaid in connection with the cessation or the transfer to any person of the whole or any party of the undertaking of the Company or any of its subsidiaries or subsidiary undertakings.

103.4	The Board may procure that any of the matters set out in this Article be done by the Company either alone or in conjunction with any other person.

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Directors' interests

104	Authorisation of Directors' interests

104.1	For the purposes of section 175 of the Act, the Board shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach by a Director of the duty to avoid conflicts of interest set out in that section of the Act.

104.2	Authorisation of a matter under this Article shall be effective only if:

104.2.1	the matter in question shall have been proposed in writing for consideration by the Board, or in such other manner as the Board may determine;

104.2.2	any requirement as to the quorum at the meeting of the Board at which the matter is considered is met without counting the Director in question and any other interested Director (together the Interested Directors); and

104.2.3	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

104.3	Unless otherwise determined by the Board (excluding the Interested Directors), any authorisation of a matter under this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

104.4	Any authorisation of a matter under this Article shall be on such terms and/or conditions as the Board (excluding the Interested Directors) may determine, whether at the time such authorisation is given or subsequently and may be varied or terminated by the Board (excluding the Interested Directors) at any time. Such terms or conditions may include (without limitation) terms and conditions as to the duration, renewal and/or revocation of the authorisation, and/or the exclusion of the Interested Directors from all information and discussion of the matter in question. A Director shall comply with any obligations imposed on him by the Board (excluding the Interested Directors) pursuant to any such authorisation.

104.5	If a Director receives or has received any information otherwise than by virtue of his position as a director of the Company and in respect of which he owes a duty of confidentiality to another person, the Director is under no obligation to:

104.5.1	disclose any such information to the Company, the Board or any other director or employee of the Company; or

104.5.2	use or apply any such information in connection with the performance of his duties as a Director;

provided that to the extent that such duty of confidentiality arises out of a situation or relationship which would or might otherwise constitute or give rise to a breach by the Director of the duty to avoid conflicts of interest set out in section 175 of the Act, this Article shall apply only if such situation or relationship has been authorised by the Board under this Article 104.

104.6	A director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Board under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

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104.7	The provisions of this Article 104 shall take effect on 1 October 2008 or such other date on which section 175 of the Act shall come into force.

105	Directors may have interests

105.1	Subject to compliance with Article 106 and the provisions of the Statutes and provided that he has disclosed to the Board the nature and extent of any material interest of his, a Director, notwithstanding his office:

105.1.1	may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

105.1.2	may hold any other office or place of profit under the Company (except that of the Auditor or the auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

105.1.3	may be a director or other officer, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

105.1.4	shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

105.2	No authorisation under Article 104 shall be required in respect of any interest referred to in this Article 105.

106	Disclosure of interests to the Board

106.1	A Director who, to his knowledge, is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal with the Company shall declare the nature and extent of his interest by notice to the Directors in accordance with the Act or at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested.

106.2	No declaration of an interest shall be required by a Director in relation to an interest:

106.2.1	which cannot reasonably be regarded as likely to give rise to a conflict of interest or of which the Director is not aware;

106.2.2	if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

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106.2.3	if, or to the extent that, it concerns the terms of his service contract (as defined in section 227 of the Act) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

106.3	For the purposes of Article 106.2, a Director will be treated as being aware of matters of which he ought reasonably to be aware.

107	Interested Director not to vote or count for quorum

A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any proposal to which the Company is or is to be a party and in which he has an interest (other than his interest in shares or debentures or other securities of, or otherwise in or through, the Company) but this prohibition does not apply to a resolution concerning any of the following matters:

107.1	the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiaries;

107.2	the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

107.3	any contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiaries for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting of which he is to participate;

107.4	any contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning any other company (including any subsidiary of the Company) in which he is interested, (directly or indirectly) and whether as an officer or shareholder, creditor or otherwise (a relevant company), if he does not to his knowledge hold an interest in shares (as determined by sections 820 to 825 of the Act) representing one per cent or more of either any class of the equity share capital of or the voting rights in the relevant company;

107.5	any contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiaries (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

107.6	any contract, arrangement, transaction or proposal concerning the purchase and/or maintenance of any insurance policy pursuant to Article 171.

108	Director’s interest in own appointment

A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

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109	Chairman’s ruling conclusive on Director’s interests

If any question arises at any meeting as to the materiality of a Director’s interest (other than the interest of the chairman of the Board) or as to the entitlement of any Director (other than the chairman of the Board) to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of that meeting. The chairman’s ruling in relation to the Director concerned shall be final and conclusive.

110	Directors’ resolution conclusive on chairman’s interest

If any question arises at any meeting as to the materiality of the interest of the chairman of the Board or as to the entitlement of the chairman to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at that meeting (excluding the chairman), whose majority vote shall be final and conclusive.

111	Company may ratify

Subject to the provisions of the Act, the Company may by ordinary resolution suspend or relax the provisions of Articles 105 – 110 or ratify any transaction not duly authorised by reason of a contravention of these Articles provided always that such ordinary resolution is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

112	Definition

For the purposes of Articles 104 to 111 in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director in addition to any interest which the alternate Director otherwise has.

Proceedings of the Directors

113	Regulation of Board meetings

Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

114	Notice of Board meetings

A Director may, and the Secretary at the request of a Director shall, summon a meeting of the Board. Notice of Board meetings shall be given to all Directors. A Director may waive notice of any Board meeting either prospectively or retrospectively.

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115	Quorum

The quorum necessary for the transaction of business may be determined by the Board and until otherwise so determined shall be two persons each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board.

116	Chairman of the Board

The Board may appoint one of its body as chairman to preside at every Board meeting at which he is present and no more than two other members as deputy chairmen. The Board may determine the period for which the chairman is or any deputy chairman is to hold office and may at any time remove him or them from office. If no such chairman or deputy chairman is elected, or if at any meeting neither the Chairman nor a deputy chairman is present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chairman of such meeting. In the event of two or more deputy chairmen being present, the deputy chairman to act as chairman shall be decided by those Directors present. Any chairman or deputy chairman may also hold executive office in the Company.

117	Voting

Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the Board shall have a second or casting vote.

118	Participation by telephone

Any Director or his alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment, provided that all persons participating in that meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at that meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of that meeting then is.

119	Resolution in writing

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting, or in case of a resolution of a committee of the Board, by all the members of that committee of the Board shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be). Such a resolution:

119.1	may consist of several documents in the same form in hard copy or electronic form each executed by one or more of the Directors or members of the relevant committee, including by means of facsimile transmissions;

119.2	need not be signed by an alternate Director if it is signed by the Director who appointed him; and

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119.2.1	if signed by an alternate Director need not also be signed by his appointor.

120	Proceedings of committees

All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which the Board may prescribe and subject thereto shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

121	Minutes of proceedings

121.1	The Board shall cause minutes to be made in books kept for the purpose:

121.1.1	of all appointments of officers and committees made by the Board; and

121.1.2	of all orders, resolutions and proceedings at every meeting of the Company, of the Board and of any committee of the Board.

121.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in such minutes without the need for any further proof.

122	Validity of proceedings

All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, be as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a Director, alternate Director or member of a committee of the Board.

123	Exercise by the Board of voting powers

The Board may exercise the voting powers conferred by the shares in any company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit including the exercise thereof in favour of any resolution appointing themselves or any of them directors or officers of such company, or voting or providing for the payment of remuneration, superannuation payments or other benefits to the directors of officers of such company.

124	Powers of Directors being less than minimum number

If the number of Directors is less than the minimum for the time being prescribed by these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Subject to the provisions of these Articles, any additional Director so appointed will hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

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Powers of the board

125	General

Subject to the provisions of the Act, the Memorandum of Association of the Company and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or otherwise. No alteration of the Memorandum of Association or of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The powers given by these Articles shall not be limited or restricted by any special authority or power given to the Board by any other Article.

126	Powers of executive Directors

The Board may delegate or entrust to and confer on any Director holding any executive office (including the chairman or a deputy chairman or a chief executive or a managing director) such of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit, and may revoke, withdraw, alter or vary all or any of such powers.

127	Board may exercise borrowing powers

The Board may exercise all the powers of the Company to borrow money, and to mortgage or charge the whole or any part of its undertaking, property and assets (present and future) and uncalled capital and, subject to the provisions of the Act to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

128	Delegation to committees

128.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons, provided that:

128.1.1	a majority of the members of a committee shall be Directors or alternate Directors; and

128.1.2	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors (or their alternates).

128.2	The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

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129	Local management

The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. The Board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions, with power to sub-delegate, and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies, and any such appointment or delegation may be made for such time on such terms and subject to such conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

130	Power of attorney

The Board may by power of attorney or otherwise appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers.

131	Branch register

Subject to and to the extent permitted by the Act, the Board may cause to be kept in any territory a branch register of Members resident in such territory, and the Board may make and vary such regulations as it may think fit in relation to the keeping of any such register.

132	Signatures on cheques etc

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

The Secretary

133	The Secretary

133.1	Subject to the provisions of the Act, the Board shall appoint a Secretary or joint secretaries and shall have power to appoint one or more persons to be an assistant or deputy secretary at such remuneration and on such conditions as it thinks fit. Any person so appointed may be removed by the Board.

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133.2	Any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

The Seal

134	Application of the Seal

134.1	The Board shall provide for the safe custody of the Seal which shall not be used without the authority of the Board or of a committee of the Board. The Board may determine whether any instrument to which the Seal is affixed shall be signed and, if it is to be signed, who shall sign it. Unless otherwise so determined:

134.1.1	share certificates and, subject to the provisions of any instrument constituting the same, any certificates issued under the Seal in respect of any debentures or other securities need not be signed but, if signed, any signature may be affixed to or printed on any such certificate by any means approved the Board; and

134.1.2	every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary, or by one Director (in the presence of a witness who attests his signature) or by two Directors.

134.2	Every share certificate shall be issued under the Seal or in such other manner as the Board, having regard to the terms of issue, the Act and the regulations of the Stock Exchange, may authorise; all references in these Articles to the Seal shall be construed accordingly.

135	Deed without sealing

A document signed in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if it were executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of a resolution of the Board or of a committee of the Board authorised in that behalf. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it being having been executed by the Company.

Miscellaneous

136	Authentication of documents

Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed at any general meeting or at any separate meeting of the holders of any class of share or by the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of extracts. Where any books, records, documents or accounts are elsewhere than at the Registered Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board for the purposes of authentication. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or of any committee of the Board which is certified as aforesaid shall be conclusive evidence that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

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137	Reserves

The Board may before recommending any dividends (whether preferential or otherwise) carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to the reserve may be applied from time to time at the discretion of the Board for any other purpose to which the profits of the Company may properly be applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Directors may divide the reserve into special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the Board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

Dividends

138	Declaration of dividends

Subject to the provisions of the Act and of these Articles, the Company may by ordinary resolution declare dividends to be paid to Members according to their respective rights and interests in the profits of the Company, but no dividend shall exceed the amount recommended by the Board.

139	Currency of dividends

Dividends may be declared and paid by Members in any currency or currencies as the Board shall determine and at such exchange rate as the Board shall determine.

140	Interim dividends

Subject to the provisions of the Act, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appear to the Board to be justified by the financial position of the Company. If at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. Provided that the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

141	Entitlement to dividends

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionally to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

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142	Dividends not to bear interest

Except as otherwise provided by the rights attached to shares no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company.

143	Restriction for liens

The Board may retain any dividend or other moneys payable by the Company or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the liabilities in respect of which the lien exists.

144	Persons entitled by transmission

The Board may retain the dividends payable upon shares in respect of which any person is, under the provisions of these Articles relating to the transmission of shares, entitled to become a Member, or to transfer such shares, until such person shall become a Member in respect of such shares or the shares are transferred.

145	Waivers

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the Member or the person entitled to the share by transmission and delivered to the Company and is accepted or acted upon by the Company.

146	Calls or debts may be deducted from dividends

The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company.

147	Distribution in specie

A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets of any kind, including without limitation paid up shares or securities or debentures of any other body corporate, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

147.1	issue fractional certificates (or ignore fractions);

147.2	fix the value for distribution of such assets or any part thereof and determine that cash payments may be made to any Members on the basis of the value so fixed, in order to secure equality of distribution; and

147.3	vest any such assets in trustees on trust for the persons entitled to the dividend.

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148	Uncashed dividends

If cheques, warrants or orders for dividends or other moneys payable in respect of a share sent by the Company to the person entitled thereto are left uncashed or returned to the Company undelivered on two consecutive occasions or on one occasion if such cheque, warrant or order is returned to the Company undelivered and the Board having made reasonable enquiries has failed to establish a new address for the person entitled thereto, the Company shall not be obliged to send any dividends or other moneys payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

149	Unclaimed dividends

All dividends unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of 12 years after having become due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

150	Method of payment

150.1	The Company may pay any dividend, interest or other sum payable in respect of a share:

150.1.1	in cash;

150.1.2	by cheque, warrant, or money order made payable to or to the order of the person entitled to the payment (and may, at the Company’s option, be crossed "account payee" where appropriate);

150.1.3	by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

150.1.4	if the Board so decides, by means of a Relevant System in respect of an Uncertificated Share, subject to any procedures established by the Board to enable a holder of Uncertificated Shares to elect not to receive dividends by means of a Relevant System and to vary or revoke any such election; or

150.1.5	by such other method as the person entitled to the payment may in writing direct.

150.2	The Company may send a cheque, warrant or money order by post:

150.2.1	in the case of a sole holder, to his registered address;

150.2.2	in the case of joint holders, to the registered address of the person whose name stands first in the Register;

150.2.3	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 50; or

150.2.4	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

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150.3	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

150.3.1	the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

150.3.2	for any of the purposes of this Article 150, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

150.4	Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a Relevant System or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

150.5	Without prejudice to Article 49, the Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the Board may reasonably require.

151	Dividends by way of ordinary shares

151.1	Subject to the Statutes, the Board may, if authorised by an ordinary resolution of the Company, offer holders of ordinary shares (subject to such exclusions or other arrangements as the Board may consider necessary or expedient in relation to any legal or practical problems under the laws of any overseas territory or the requirements of any regulatory body or stock exchange) the right to elect to receive further ordinary shares, paid up or credited as fully paid and ranking pari passu with all other ordinary shares for the time being in issue, instead of cash in respect of all or part of any dividend as may be determined by the Board. In which case, the following provisions shall apply:

151.1.1	the said ordinary resolution may specify a particular dividend, or may specify all or any dividends declared or to be declared or paid in respect of a specified period or periods;

151.1.2	save as otherwise determined by the Board, the entitlement of each Member (disregarding any tax credit) to further ordinary shares shall be equal to such number of shares as results from:

A – B

C

where

"A" is the amount the Member should have received by way of cash dividend (excluding for this purpose any associated tax credit) had it not made an election to receive further shares in lieu of cash;

"B" is the amount of the expenses of the issue or transfer (including brokers’ fees, stamp duty, SDRT or any other taxes) of the ordinary shares; and

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"C" is the mean average of the middle market quotations for the Company’s ordinary shares on the Stock Exchange, on the day on which the ordinary shares are first quoted "ex" the relevant dividend and the four dealing days immediately thereafter, or in such other manner as may be determined by or in accordance with the ordinary resolution.

A certificate or report by the Auditors as to the amount of further ordinary shares to which a Member shall be entitled hereunder shall be conclusive evidence of that amount;

151.1.3	on or as soon as practicable after announcing that it is to declare or recommend any dividend, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention, and shall, after determining the entitlement notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed, place at which and the latest time by which, elections be lodged in order to be effective and the time by which the entitlement must be satisfied;

151.1.4	the power conferred on the Board by this Article may be exercised by the Company by either (i) purchasing ordinary shares on the Stock Exchange or otherwise from a third party; or (ii) issuing new shares in which case such power shall not be exercised unless the Company has sufficient unissued shares in the capital of the Company authorised for issue and sufficient reserves or funds that may be capitalised to give effect to the terms of any election offered pursuant to this Article;

151.1.5	the Board may at any time in its discretion amend, suspend or terminate any offer of the right to elect to receive ordinary shares in lieu of any cash dividend;

151.1.6	no fraction of a share shall be allotted or purchased to satisfy any entitlement hereunder and the Board may make such provisions as it thinks fit for any fractional entitlement;

151.1.7	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (the Elected Ordinary Shares) and instead further ordinary shares shall be allotted or transferred to the holders of the Elected Ordinary Shares in satisfaction of the entitlement as aforesaid;

151.1.8	where the entitlement is satisfied by the issue of new shares, the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the Elected Ordinary Shares on such basis; and

151.1.9	the Board shall be permitted generally to do all acts and things required to give effect to such resolutions.

151.2	Subject to the Act, the Board may transfer or allot and issue any new ordinary shares pursuant to Article 151.1 above without any further authority or consent from the Company and may do all such other acts and things considered necessary or expedient to give effect pursuant to the provisions of Article 151.1 above. The Board may authorise any person to enter into, on behalf of all the holders of ordinary shares interested, an agreement with any third party or the Company providing for the transfer or allotment to them of such new ordinary shares on the terms determined as aforesaid and any agreement made under such authority shall be effective.

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151.3	The Board may on any occasion determine that rights of election under Article 151.1 shall not be made available to holders of ordinary shares who are registered in the Register, or in respect of ordinary shares the transfer of which is registered, after such date as the Board may fix, subject to such exceptions as the Board thinks fit, and in such event the provisions aforesaid shall be read and construed subject to such determination. The Board may also on any occasion determine that every duly effective election shall be binding on every successor in title to the ordinary shares (or any of them) of the holder(s) who has/have effected such election in respect thereof.

152	Capitalisation of reserves

The Board may, with the authority of an ordinary resolution of the Company:

152.1	subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of share premium account or capital redemption reserve or other undistributable reserve;

152.2	appropriate the sum resolved to be capitalised to the holders of ordinary shares in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those holders of ordinary shares or as they direct, in those proportions, or partly in one way and partly in the other, provided that the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to holders of ordinary shares credited as fully paid and provided further that the Company shall for the purposes of this Article be deemed to be such a holder in relation to any shares held as treasury shares which, if not so held, would have ranked for any such distribution by way of dividend, but only insofar as the appropriated sum is to be applied in paying up in full unissued shares of the Company;

152.3	resolve that any shares so allotted to any Member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

152.4	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit thereof to the Company rather than to the holders of ordinary shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

152.5	authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for either (i) the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation or (ii) the payment up by the Company on behalf of such holders by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares (any agreement made under such authority being effective and binding on all such holders); and

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152.6	generally do all acts and things required to give effect to such resolution.

153	Record dates

Subject to the Act, notwithstanding any other provision of these Articles, but without prejudice to the rights attached to any shares, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue. Such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

Accounts

154	Accounting records

The Board shall cause accounting records to be kept in accordance with the Act.

155	Inspection of records

The accounting records of the Company shall at all times be open to inspection by the Directors or the Secretary. No other person (including a Member) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by statute, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company.

156	Accounts to be sent to members

Except as provided in Article 157 a copy of the Directors’ and Auditors’ reports accompanied by copies of the balance sheet and every document required by the Statutes to be annexed to the balance sheet and of the profit and loss account or income and expenditure account (subject to the provisions of section 408 of the Act) shall, not less than 21 clear days before the annual general meeting before which they are to be laid, be sent or supplied to every Member and holder of debentures of the Company and to the Auditors. However, this Article shall not require a copy of those documents to be sent or supplied to any person who under the provisions of these Articles is not entitled to receive notices from the Company or of whose address the Company is unaware or to any holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. If all or any of the shares in or debentures of the Company are listed or dealt in on the Stock Exchange, there shall at the same time be forwarded to the Stock Exchange such number of copies of each of these documents as the regulations of the Stock Exchange may require.

157	Summary financial statements

The Company may, in accordance with section 426 of the Act and any regulation made under it, send a summary financial statement to any Member instead of or in addition to the documents referred to in Article 156. Where it does so, the statement shall be delivered or sent by post to the Member not less than 21 clear days before the annual general meeting before which those documents are to be laid.

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Auditors

158	Auditors

158.1	Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act.

158.2	Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

Notices

159	Notices to be in writing

159.1	Any notice to be given to or by any person pursuant to these Articles shall be in writing except that a notice convening a meeting of the Board need not be in writing. Nothing in these Articles shall affect any requirement of the Act that any particular offer, notice or other document be served in any particular manner.

160	Service of notices

160.1	The Company may send or supply any notice or document (including a share certificate) to a Member either personally or by sending it by post in a prepaid envelope addressed to the Member at his registered address or by leaving it at that address.

160.2	Where a Member is registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

160.3	The Company may also, subject to the provision of the Statutes, give or send to any Members any notice or other document (excluding a share certificate) by electronic communication where:

160.3.1	the Member has agreed (or is deemed to have agreed) to the use of electronic communication for sending copies of documents to the Member and:

(a)	the documents are documents to which the agreement applies; and

(b)	copies of the documents are sent using electronic communication to such address (or to one of such addresses if more than one) as may for the time being be notified by the Member to the Company for that purpose;

or

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160.3.2	the Member has agreed (or is deemed to have agreed) to that Member having access to documents on a website (instead of the documents being sent to him); and:

(a)	the documents are documents to which the agreement applies and the Member is notified in a manner for the time being agreed for the purpose between the Member and the Company of the publication of the documents on a website, the address of such website, the place on that website where the documents may be accessed and how they may be accessed and the period of time for which the documents will be available on the website (which must not be less than 21 days from the date of notification or, if later, until the conclusion of any general meeting to which the documents relate to), and

(b)	the documents are published on the website throughout the period referred to in Article 160.3.2a provided that if the documents are published on that website for a part but not all of such period, the documents will be treated as published throughout that period if the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

160.4	Where a notice or other document is given or sent by electronic communication it shall be deemed to have been given or sent at the expiration of two hours from the time it was sent to an address supplied by the Member or of notification to the Member of its publication on a website. Proof that a notice or other document given or sent by electronic communication was given or sent in accordance with current guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or document was sent or given.

161	Non entitlement to notice

161.1	A Member who has not supplied to the Company an address for the service of notices shall not be entitled to receive notices from the Company.

161.2	Subject to the Statutes, the Company shall not be required to send notices, documents or information to any overseas Member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices.

161.3	If on three consecutive occasions notices have been sent through the post to any Member at his registered address or his address for the service of notices but have been returned undelivered, such Member shall not thereafter be entitled to receive notices from the Company until he shall have communicated to the Company and supplied in writing a new registered address within the United Kingdom for the service of notices.

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162	Evidence of service

162.1	Any notice or other document addressed to a Member at his registered address or address for service in the United Kingdom shall, if sent by post, be deemed to have been served or delivered upon the expiration of twenty-four hours after the time when the envelope containing the notice or other document was posted. In proving such service or delivery it shall be sufficient to prove that the envelope containing the notice or other document was properly addressed and posted as a pre-paid letter. Any notice or other document not sent by post but delivered or left at a registered address or address for service in the United Kingdom shall be deemed to have been served on the day on which it was so delivered or left.

162.2	Any Member present, either personally or by proxy, at any general meeting of the Company or any meeting of the holders of any class of shares of the Company shall be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

163	Joint holders

In the case of joint holders of a share all notices or other documents shall be given to the joint holder whose name stands first in the Register in respect of that share. Notices so given shall be sufficient notice to all the joint holders.

164	Notice in the case of death, bankruptcy or mental disorder

The Company may give notice to the person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at the address (if any) supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

165	Suspension of postal services

If at any time by reason of suspension or curtailment of postal services within the United Kingdom, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened in accordance with Article 166. In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the meeting the posting of notices to addresses becomes practicable.

166	Notice by advertisement

166.1	Any notice to be given by the Company to the Members of any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement appearing in at least one leading daily newspaper published in the United Kingdom. Any notice given by advertisement shall be deemed to have been duly served at noon on the day on which the advertisement first appears.

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166.2	The production in any court or tribunal of any such newspaper containing any such advertisement shall be sufficient proof of the giving of any such notice as regards all persons and for all purposes.

167	Notice binding on transferees

Every person who, by operation of law, transfer or by any other means becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice given by the Company under section 793 of the Act) which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

Winding up

168	Division of assets

If the Company is wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the Members of different classes of Members. Any such division may be otherwise than in accordance with the existing rights of the Members, but if any division is resolved otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were passed pursuant to section 110 of the Insolvency Act 1986. The liquidator may, with the like sanction, vest the whole or any part of the whole of the assets in trustees on such trusts for the benefit of the members as he with the like sanction shall determine, but no Member shall be compelled to accept any assets on which there is a liability.

169	Transfer or sale under s.110 Insolvency Act 1986

A resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 of the Insolvency Act 1986 may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the Members otherwise than in accordance with their existing rights, and any such determination shall be binding on all the Members, subject to the right of dissent and consequential rights conferred by the said section.

Indemnity

170	Right to indemnity

The Company may indemnify any director, alternate director, secretary or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as an auditor) out of the assets of the Company from and against any loss, liability or expense incurred by him or them in relation to the Company provided that this Article shall have effect, and any indemnity provided by or pursuant to it shall apply, only to the extent permitted by, and subject to the restrictions of, the Act. This Article does not allow for or provide (to any extent) an indemnity which is more extensive than as permitted by the Act and any such indemnity is limited accordingly. This Article is also without prejudice to any indemnity to which any person may otherwise be entitled.

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171	Power to insure

Subject to the provisions of the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer or employee. The Board may authorise directors of subsidiaries of the Company to purchase and maintain insurance at the expense of the Company for the benefit of any present or former director, other officer or employee of such company in respect of such liability, loss or expenditure.

172	Defence costs

To the extent permitted, and subject to the restrictions in the Act and any applicable regulatory rules, and without prejudice to any indemnity to which he may otherwise be entitled, the Board shall have the power to provide funds to meet any expenditure incurred or to be incurred by any current or former director, alternate director, secretary or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as an auditor) in defending any criminal or civil (including regulatory) proceedings, or in connection with an application under the Act, or to enable him to avoid incurring such expenditure.

173	Provision for employees on cessation of business

The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the Company or that subsidiary.

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